UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2018

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clinton Square, 75 S. Clinton Ave, Suite 510 Rochester, NY		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (585)-736-9400

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2018, VerifyMe, Inc. (the “Company”) entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with Paul Klapper, a member of the Company’s Board of Directors, Stephen Silver, PFK Development Group, Ltd. (“PFKD”) and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the Company has agreed, among other things, to (i) pay $500,000 (the “Settlement Amount”) to PFKD and Mr. Silver and (ii) issue them each 500,000 shares of the Company’s common stock (the “Settlement Shares”). The Settlement Agreement provides for cancellation as of March 31, 2018 of certain revenue sharing agreements between the Company and each of Mr. Klapper, Mr. Silver and PFKD, and terminates the Company’s obligation to issue warrants to purchase 3.7 million shares of the Company’s common stock at an exercise price of $0.40 per share.

Mr. Klapper joined the Board of Directors on July 14, 2017 and resigned as disclosed in Item 5.02.

The parties to the Settlement Agreement have agreed that the Settlement Amount is deemed paid and the Settlement Shares are deemed issued as of March 31, 2018.  The Settlement Shares were issued pursuant to a Stock Purchase Agreement entered into in connection with the closing of the Settlement Agreement. The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain parties named therein with respect to the Settlement Shares and certain other shares of the Company’s common stock specified in the Registration Rights Agreement and the Settlement Agreement.

On March 28, 2018 (the “Effective Date”), the Company accelerated the vesting of 150,000 shares of restricted common stock (the “Shares”) owned by Paul Klapper, a director of the Company. The Shares became fully vested on the Effective Date.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the Settlement Shares is incorporated by reference in this Item 3.02. The Settlement Shares were issued in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and Rule 506(b) of Regulation D promulgated thereunder. The Settlement Shares were issued to parties the Company reasonably believes are accredited investors who acquired the securities for investment and without a view to distribution.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 31, 2018, Paul Klapper, a member of the Company’s Board of Directors, advised the Company of his decision to resign from the Board of Directors effective immediately. Mr. Klapper’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: April 3, 2018	By:	/s/ Patrick White
	Name:	Patrick White
	Title:	Chief Executive Officer